May 8, 2018

First Trust Exchange-Traded Fund VI
120 East Liberty Drive
Wheaton, Illinois 60187


 Re: 12b-1 Plan Extension Letter for First Trust Exchange-Traded Fund VI
                                (the "Trust")

Ladies and Gentlemen:

      It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the above-referenced Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time.

      It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets.

      The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

                                            Very Truly Yours,

                                            FIRST TRUST PORTFOLIOS L.P.

                                            /s/ James M. Dykas
                                            ----------------------------
                                            James M. Dykas
                                            Chief Financial Officer
AGREED AND ACKNOWLEDGED:
------------------------

First Trust Exchange-Traded Fund VI

/s/ Donald Swade
--------------------------------------
Donald Swade
Treasurer, Chief Financial Officer and
  Chief Accounting Officer

                                   EXHIBIT A

------------------------------------------------------------------   -----------
FUNDS                                                                   DATES
------------------------------------------------------------------   -----------
First Trust Exchange Traded Fund VI
------------------------------------------------------------------   -----------
First Trust NASDAQ Technology Dividend Index Fund                     01/31/19
------------------------------------------------------------------   -----------
Multi-Asset Diversified Income Index Fund                             01/31/19
------------------------------------------------------------------   -----------
International Multi-Asset Diversified Income Index Fund               01/31/19
------------------------------------------------------------------   -----------
First Trust Rising Dividend Achievers ETF                             01/31/19
------------------------------------------------------------------   -----------
First Trust RBA Quality Income ETF                                    01/31/19
------------------------------------------------------------------   -----------
First Trust RBA American Industrial Renaissance ETF                   01/31/19
------------------------------------------------------------------   -----------
First Trust Dorsey Wright Focus 5 ETF                                 01/31/19
------------------------------------------------------------------   -----------
First Trust Dorsey Wright International Focus 5 ETF                   01/31/19
------------------------------------------------------------------   -----------
First Trust BuyWrite Income ETF                                       01/31/19
------------------------------------------------------------------   -----------
First Trust Hedged BuyWright ETF                                      01/31/19
------------------------------------------------------------------   -----------
First Trust Dorsey Wright Dynamic Focus 5 ETF                         01/31/19
------------------------------------------------------------------   -----------
First Trust Nasdaq Oil & Gas ETF                                      08/30/18
------------------------------------------------------------------   -----------
First Trust Nasdaq Food & Beverage ETF                                08/30/18
------------------------------------------------------------------   -----------
First Trust Nasdaq Retail ETF                                         08/30/18
------------------------------------------------------------------   -----------
First Trust Nasdaq Bank ETF                                           08/30/18
------------------------------------------------------------------   -----------
First Trust Nasdaq Transportation ETF                                 08/30/18
------------------------------------------------------------------   -----------
First Trust Nasdaq Pharmaceuticals ETF                                08/30/18
------------------------------------------------------------------   -----------
First Trust Nasdaq Semiconductor ETF                                  08/30/18
------------------------------------------------------------------   -----------
Developed International Equity Select ETF                             06/20/18
------------------------------------------------------------------   -----------
Emerging Markets Equity Select ETF                                    06/20/19
------------------------------------------------------------------   -----------
Large Cap US Equity Select ETF                                        06/20/19
------------------------------------------------------------------   -----------
Mid Cap US Equity Select ETF                                          06/20/19
------------------------------------------------------------------   -----------
Small Cap US Equity Select ETF                                        06/20/19
------------------------------------------------------------------   -----------
US Equity Dividend Select ETF                                         06/20/19
------------------------------------------------------------------   -----------
First Trust SMID Cap Rising Dividend Achievers ETF                    10/31/19
------------------------------------------------------------------   -----------
First Trust Indxx Innovative Transaction & Process ETF                01/19/20
------------------------------------------------------------------   -----------
First Trust Nasdaq Artificial Intelligence and Robotics ETF           02/12/20
------------------------------------------------------------------   -----------
First Trust Dorsey Wright DALI 1 ETF                                  05/11/20
------------------------------------------------------------------   -----------